UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kristi Belhumeur as Chief Accounting Officer
On March 10, 2020, Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Kristi Belhumeur, age 39, to serve as Chief Accounting Officer of the Company, effective March 16, 2020. Ms. Belhumeur has served as the Controller and Vice President, Tax of the Company since April 2019 and prior to that served as the Company’s Vice President, Tax since September 2016.

There are no arrangements or understandings between Ms. Belhumeur and any other persons, pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Belhumeur, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020
RED ROBIN GOURMET BURGERS, INC.
By:

/s/ Michael L. Kaplan
Name: Michael L. Kaplan
Title: Executive Vice President & Chief Legal Officer